                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         EXIDE ELECTRONICS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing Party:

     (4)  Date Filed:

             PRELIMINARY SOLICITATION MATERIALS DATED JULY 23, 1997
                             SUBJECT TO COMPLETION

                         EXIDE ELECTRONICS GROUP, INC.
                              8609 SIX FORKS ROAD
                         RALEIGH, NORTH CAROLINA 27615
                                 (919) 872-3020

                              STATEMENT SOLICITING
                REVOCATIONS OF APPOINTMENTS OF DESIGNATED AGENTS

                          BY THE BOARD OF DIRECTORS OF

                         EXIDE ELECTRONICS GROUP, INC.

                      IN OPPOSITION TO THE SOLICITATION OF
                            DANAHER CORPORATION AND
                          PQR ACQUISITION CORPORATION

                                                                          , 1997

Dear Shareholder:

     This Statement Soliciting Revocations of Appointments of Designated Agents (the "Revocation Statement") and the accompanying WHITE Revocation of Agent Designation card are being furnished by the Board of Directors (the "Board") of Exide Electronics Group, Inc., a Delaware corporation (the "Company"), to the holders of the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and the outstanding shares of the Company's Series G Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), in connection with the solicitation of revocations of agent designations by the Board in opposition to the solicitation (the "Danaher Solicitation") by Danaher Corporation and PQR Acquisition Corporation (the "Bidder," and together with Danaher Corporation, "Danaher") of appointments of designated agents ("Agent Designations") pursuant to a Solicitation Statement
(the "Danaher Solicitation Statement") dated         , 1997 to demand a special
meeting of the shareholders of the Company for the purpose of considering and voting upon certain proposals. See "The Danaher Proposals." Under the Company's By-Laws, a special meeting of shareholders shall be called upon the written request of holders of shares representing at least a majority in amount of the issued and outstanding capital stock of the Company entitled to vote on any matter proposed to be considered at such special meeting. See "Procedures for Calling Special Meetings."

     As used herein, "Shares" shall mean the outstanding shares of Common Stock and Preferred Stock together with all outstanding warrants to purchase shares of Common Stock at $13.475 per share of Common Stock (the "Warrants"), and "Shareholders" shall mean holders of Shares. All references herein to "Common Stock" shall include the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 25, 1992, by and between the Company and First Union National Bank of North Carolina, as Rights Agent, as amended (the "Rights Agreement"). The first date that this Statement Soliciting Revocations of Agent Designations and WHITE Revocation of Agent Designation card with respect thereto are being sent or
given to Shareholders is on or about             , 1997.

     THE BOARD UNANIMOUSLY OPPOSES THE DANAHER SOLICITATION AND URGES YOU NOT TO SIGN OR RETURN ANY GOLD AGENT DESIGNATION CARD SENT TO YOU BY DANAHER.

     IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED ANY SUCH GOLD AGENT DESIGNATION CARD TO DANAHER, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND.

THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE
REVOCATION OF AGENT DESIGNATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     EVEN IF YOU HAVE NOT PREVIOUSLY SIGNED AND RETURNED ANY SUCH GOLD AGENT DESIGNATION CARD TO DANAHER, YOU MAY SEND A WHITE REVOCATION OF AGENT DESIGNATION CARD TO THE COMPANY, WHICH WILL HAVE NO LEGAL EFFECT BUT WOULD ASSIST US IN MONITORING THE PROGRESS OF THE DANAHER SOLICITATION.

     IF YOUR SHARES OF COMMON STOCK OR PREFERRED STOCK ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, ONLY YOUR BANK, BROKER OR NOMINEE CAN APPOINT A DESIGNATED AGENT PURSUANT TO THE DANAHER SOLICITATION AND ONLY PURSUANT TO YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, YOU ARE URGED TO REJECT THE DANAHER SOLICITATION BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE REVOCATION OF AGENT DESIGNATION CARD PROMPTLY, USING THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROVIDED BY YOUR BANK, BROKER OR NOMINEE.

     If you have any questions about revoking your appointment of designated agent or if you require assistance, please contact:


                            GEORGESON & COMPANY, INC.

                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005
                            (212) 440-9800 (COLLECT)
                           (800) 223-2064 (TOLL-FREE)

                                   BACKGROUND

     On July 10, 1997, the Bidder commenced a tender offer to purchase (i) all of the outstanding shares of Common Stock, and associated Rights, at $20.00 per share, net to the seller in cash, (ii) all of the outstanding Preferred Stock at $20.00 per share, net to the seller in cash, and (iii) all of the outstanding Warrants at $6.525 Per Warrant, net to the seller in cash, in each case on the terms and subject to the conditions set forth in the Offer to Purchase, dated July 10, 1997, and in the related Letter of Transmittal (which together constitute the "Danaher Offer"). On July 14, Danaher filed preliminary proxy materials with the Securities and Exchange Commission (the "Commission") in connection with their solicitation of Agent Designations to attempt to provide for the calling of a special meeting of Shareholders to vote on certain proposals related to the Danaher Offer.

     THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE DANAHER OFFER IS INADEQUATE AND NOT IN THE BEST INTERESTS OF THE COMPANY OR ITS SHAREHOLDERS AND THAT THE INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS WOULD BE BEST SERVED BY THE COMPANY EXPLORING STRATEGIC ALTERNATIVES AVAILABLE TO IT TO MAXIMIZE SHAREHOLDER VALUE, INCLUDING A POSSIBLE SALE OF OR OTHER EXTRAORDINARY TRANSACTION INVOLVING THE COMPANY. IN THIS REGARD, THE COMPANY HAS ENTERED INTO CONFIDENTIALITY AGREEMENTS CONCERNING THE FURNISHING OF CONFIDENTIAL INFORMATION WITH, AND HAS FURNISHED CONFIDENTIAL INFORMATION TO, AND HAS ENGAGED AND IS ENGAGED IN DISCUSSIONS WITH, CERTAIN OF SUCH PARTIES AND CERTAIN OTHER PARTIES CONCERNING A POTENTIAL EXTRAORDINARY TRANSACTION INVOLVING THE COMPANY.

     ACCORDINGLY, THE BOARD HAS UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS REJECT THE DANAHER OFFER AND NOT TENDER ANY SHARES OR RIGHTS PURSUANT THERETO. IN ADDITION, THE BOARD UNANIMOUSLY OPPOSES THE DANAHER SOLICITATION AND URGES YOU NOT TO SIGN OR RETURN ANY GOLD AGENT DESIGNATION CARD SENT TO YOU BY DANAHER. IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED SUCH GOLD AGENT DESIGNATION CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND, AND THE BOARD URGES YOU TO REVOKE YOUR AGENT DESIGNATION BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE REVOCATION OF AGENT DESIGNATION CARD.

     The Schedule 14D-9 of the Company (the "Schedule 14D-9"), which includes the Board's determination of the inadequacy of the Danaher Offer and the Board's recommendation that Shareholders reject the Danaher Offer and which was filed by the Company with the Commission on July 22, 1997, and all amendments thereto should be available for inspection at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, IL 60661. Copies of such information should be obtainable from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information. Copies of the Schedule 14D-9 can also be obtained from Georgeson & Company, Inc. ("Georgeson"), Wall Street Plaza, New York, New York 10005.

    REJECTION OF THE DANAHER OFFER -- EXPLORATION OF STRATEGIC ALTERNATIVES

     The Board met on June 14, 19 and 23, 1997 to consider a proposal by Danaher to acquire all of the Company's outstanding securities at a price equivalent to $20 per share, as set forth in a letter from Danaher dated June 11, 1997 (the "Original Danaher Proposal") and related matters, and met on July 16 and 21, 1997 to consider the Danaher Offer and related matters. At those meetings, the Board carefully considered the Company's business, financial condition, results of operations, current business strategy and future prospects, recent and historical market prices for the Common Stock, the terms of the Original Danaher Proposal (at meetings in June), the terms and conditions of the Danaher Offer (at the July meetings), potential alternatives to the Original Danaher Proposal and the Danaher Offer, and other matters, including information presented by the Company's legal and financial advisors.

     At the meeting on July 21, 1997 the Board unanimously determined that the Danaher Offer is inadequate and not in the best interests of the Company or its Shareholders and that the interests of the Company and its Shareholders would be best served by the Company exploring strategic alternatives available to it to maximize

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

Shareholder value, including a possible sale of or other extraordinary transaction involving the Company. Accordingly, the Board unanimously recommends that Shareholders reject the Danaher Offer and not tender any Shares or Rights pursuant thereto.

     At its July 21 meeting, and in response to requests from Danaher, the Board unanimously (i) declined to make Section 203 of the Delaware General Corporation Law (the "Delaware Takeover Statute") inapplicable to the Danaher Offer or Danaher's proposed second-step merger and (ii) determined not to redeem the Rights at this time. At the July 21 meeting, the Board deferred the date that the Rights will separate from the Common Stock and adopted certain amendments to the Rights Agreement.

     In reaching the conclusions and recommendations described above, the Board considered a number of factors, including, without limitation, the following:

          1. The Board's familiarity with the business, financial condition, results of operations, current business strategy and future prospects of the Company, the nature of the markets in which the Company operates, the Company's position in such markets and the historical and current market prices for the Common Stock, the strength of the Company's management team, the Company's strong relationships with key worldwide customers and the Company's unique positioning as the "one-stop" global source for all types of uninterruptible power supply products;

          2. Information provided by the Company's management relating to the Company's financial performance and future prospects and by Lazard Freres & Co., LLC, the Company's financial advisor ("Lazard Freres"), relating to certain strategic options potentially available to the Company for maximizing Shareholder value;

          3. The view of the Company's management and Lazard Freres that a strategy of investigating alternative strategic transactions with other interested parties could lead to a value for the Shares in excess of the $20 per share of Common Stock offered in the Danaher Offer;

          4. Information provided by Lazard Freres concerning the Company and the financial aspects of the Danaher Offer, and the oral opinion of Lazard Freres to the effect that the price per Share to the Shareholders offered in the Danaher Offer is inadequate, from a financial point of view, to such Shareholders;

          5. The significant conditions of the Danaher Offer, including among other things, the requirements that: (A) there be validly tendered a number of Shares which, when added to the Shares beneficially owned by Danaher, constitutes at least a majority of the Shares outstanding on a fully diluted basis on the date of purchase, (B) the Board redeem the Rights or the Bidder be satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Danaher Offer and proposed second-step merger, (C) the Board approve the Danaher Offer or the proposed second-step merger for purposes of Section 203 of the Delaware Law or the Bidder being satisfied, in its sole discretion, that, following consummation of the Danaher Offer, such Section 203 will otherwise be inapplicable to the proposed second-step merger or other business combination to which the Bidder will be directly or indirectly a party, (D) there not have occurred or be threatened any change (or any condition, event or development involving a prospective change) in the business, properties, assets, liabilities, capitalization, shareholders equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of the Company or any of its subsidiaries that, in the sole judgment of the Bidder, is or may be materially adverse (a "Material Adverse Effect") to the Company or any of its subsidiaries, (E) the Bidder not becoming aware of any facts that, in its sole judgment, have or may have material adverse significance with respect to the value of the Company or any of its subsidiaries or the value of the Shares to Bidder, Danaher or any affiliate of Danaher, (F) there being no change in the general political, market, economic or financial conditions in the United States or abroad that could, in the sole judgment of Bidder, have a Material Adverse Effect on the Company or any of its subsidiaries or the trading in or value of the Shares and (G) a considerable number of further conditions be satisfied which are subject to Bidder's sole judgment or permit termination of the Danaher Offer. Although the Danaher Offer is not by its terms subject to a financing condition, the cumulative effect of all of the Danaher Offer's conditions is an offer which the Board viewed as significantly conditional;

          6. The financial terms of the Original Danaher Proposal and of the Danaher Offer, as well as statements made by the Chief Executive Officer of Danaher to the effect that Danaher may be willing to increase its offer price to $22 per Share subject to completion of confidential due diligence and negotiations;

          7. The opportunistic timing of the Danaher Offer, which seeks to exploit the Company's recent stock price in relation to historic trading patterns;

          8. The fact that the Company has entered into confidentiality agreements with and supplied confidential information to certain third parties, and has engaged and is engaged in discussions with certain of such parties and certain other parties concerning a potential extraordinary transaction involving the Company; and

          9. The Board's belief, based in part on the factors referred to in paragraphs (1) through (8) above, that the Danaher Offer does not reflect the current value inherent in the Company, and that the interests of the Company and its Shareholders will be best served by the Company exploring strategic alternatives available to it for maximizing Shareholder value.

     Based on the factors referred to above, the Board believes the interests of the Company and its Shareholders would be best served by the Company exploring strategic alternatives available to it to maximize Shareholder value, including a possible sale of or other extraordinary transaction involving the Company. These alternatives could lead to and involve negotiations which relate to or could result in a sale of the Company or other such extraordinary transaction, including (i) a purchase, sale or transfer of a material amount of assets by the Company or any of its subsidiaries or a sale or issuance of voting stock, rights or other securities of the Company or any of its subsidiaries, (ii) a tender or exchange offer for, or open market or privately negotiated purchases or other acquisition of securities by or of the Company, (iii) a merger or reorganization involving the Company or any of its subsidiaries, (iv) a material change in the present capitalization or dividend policy of the Company, or (v) a joint venture or other business combination involving the Company or any of its subsidiaries. In this regard, the Company has entered into confidentiality agreements concerning the furnishing of confidential information with, and has furnished confidential information to, certain third parties, and has engaged and is engaged in discussions with certain of such parties and certain other parties concerning a potential extraordinary transaction involving the Company. The Company and Lazard Freres have identified a number of additional parties that may be interested in a possible extraordinary transaction, and the Company may enter into confidentiality agreements with, furnish confidential information to and engage in discussions concerning such a transaction with some or all of such parties or other parties.

     The Board has determined that disclosure at this time with respect to these possible transactions or the parties thereto, and the possible terms of any other transactions or proposals of the type referred to above, might jeopardize the initiation or continuation of any discussions or negotiations that the Company may conduct. Accordingly, the Board, on July 21, 1997, adopted a resolution instructing management of the Company not to disclose the possible terms of any such transactions or proposals, or the parties thereto, unless and until an agreement in principle relating thereto has been reached.

     There can be no assurance that any of the foregoing will result in any transaction being recommended to the Board or that any transaction that may be recommended will be authorized or consummated, or that a transaction other than those described herein will not be proposed, authorized or consummated. The initiation or continuation of any of the foregoing may also be dependent upon the future actions of Danaher with respect to the Danaher Offer. The proposal, authorization, announcement or consummation of any transaction of the type referred to in the immediately preceding paragraph could adversely affect or result in withdrawal of the Danaher Offer.

     THE BOARD BELIEVES THAT EXPLORING ALTERNATIVE STRATEGIC TRANSACTIONS INVOLVING THE COMPANY, AS OPPOSED TO ACCEPTING THE DANAHER OFFER, IS THE BEST COURSE TO PURSUE IN SEEKING TO MAXIMIZE SHAREHOLDER VALUE. THE

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

BOARD BELIEVES THAT IT, AND NOT HAND-PICKED DESIGNEES OF DANAHER, IS IN THE BEST POSITION TO UNDERTAKE A PROCESS WHICH MOST EFFICIENTLY AND MOST EFFECTIVELY AFFORDS AN OPPORTUNITY TO ACHIEVE MAXIMUM VALUE FOR YOUR SHARES. THE BOARD HAS ALREADY COMMENCED SUCH A PROCESS AND IS COMMITTED THROUGH SUCH PROCESS TO SERVING THE BEST INTERESTS OF THE SHAREHOLDERS.

     ACCORDING TO ITS PRELIMINARY PROXY MATERIALS, DANAHER BELIEVES THAT YOU SHOULD SIGN AND RETURN A GOLD AGENT DESIGNATION CARD "[I]F YOU BELIEVE THAT . .
 . YOU SHOULD HAVE THE CHANCE TO RECEIVE $20 NET PER SHARE IN CASH FOR ALL OF YOUR SHARES." YOUR BOARD BELIEVES THAT THE PRICE OF $20 PER SHARE OFFERED BY DANAHER IS INADEQUATE, AND THAT THE BEST WAY TO MAXIMIZE THE VALUE OF YOUR SHARES IS FOR THE BOARD TO CONTINUE TO UNDERTAKE THE PROCESS THAT IT HAS BEGUN. ACCORDINGLY, IF YOU BELIEVE THAT THE BOARD SHOULD CONTINUE IN ITS PROCESS TO MAXIMIZE SHAREHOLDER VALUE, WITHOUT THE ADDED BURDEN, DISTRACTION AND EXPENSE OF A PROXY CONTEST, YOU SHOULD NOT RETURN A GOLD AGENT DESIGNATION CARD TO DANAHER AND, IF YOU HAVE ALREADY RETURNED SUCH A GOLD AGENT DESIGNATION CARD, YOU SHOULD REVOKE THE CARD USING THE ENCLOSED WHITE REVOCATION OF AGENT DESIGNATION CARD.

                               VOTING SECURITIES

     As of July 22, 1997, there were 10,061,793 shares of Common Stock outstanding and 1,000,000 shares of Preferred Stock outstanding. Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is convertible into one share of Common Stock (subject to adjustment) and is entitled to the number of votes to which the shares of Common Stock into which such share of Preferred Stock is convertible are entitled. The shares of Preferred Stock vote together with the shares of Common Stock as one class. As of July 22, 1997, there were 643,750 Warrants outstanding and options to purchase 940,888 shares of Common Stock.

     As of July 22, 1997, Fiskars Oy Ab ("Fiskars") owned 825,000 shares of Common Stock and all of the shares of Preferred Stock outstanding. Pursuant to the Stockholders Agreement, dated March 13, 1996, by and among Fiskars and the Company, Fiskars is required, among other things, to (i) cause all Shares held by them to be represented at Shareholder meetings, (ii) vote all Shares held by them as directed by the Board and (iii) in the case of election of directors, vote all Shares held by them in favor of the election of directors nominated by the Board.

                    PROCEDURES FOR CALLING SPECIAL MEETINGS

     The Company's By-Laws, as amended and restated to date (the "By-Laws"), a copy of which has been filed by the Company as an exhibit to the Schedule 14D-9, provide that special meetings of the Company's stockholders may be called by the Company or a majority of the Board and shall be called upon the written request of holders of shares representing at least a majority in the amount of the issued and outstanding capital stock of the Company entitled to vote on any matter proposed to be considered at such special meeting, and set forth procedures related thereto. Article II, Section 5(b) of the By-Laws requires that shareholders who wish to call a special meeting make a written request (the "Record Date Request") to the Company and that the Board fix a record date to determine the shareholders entitled to request the special meeting (the "Request Record Date"). The Board must adopt a resolution fixing a Request Record Date within five business days after delivery of the Record Date Request, and the Request Record Date must be not more than ten days after the date of such resolution. If the Board fails to set a Request Record Date, the Request Record Date will be the date of delivery of the Record Date Request. To be valid the Record Date Request must, among other things, set forth the purpose of the special meeting and must include all information regarding the shareholders, any matters to be brought before the meeting, and any nominees for directorships that are required of shareholders giving notice of nominations of directors or other business to be brought before an annual meeting.

     A special meeting of shareholders is to be called upon the delivery of a written request (a "Meeting Request") of shareholders of record as of the Request Record Date representing at least a majority in the amount of the capital stock of the Company issued and outstanding and entitled to vote on any matter proposed to be considered at such special meeting (the "Requisite Holders"). No purported request will be deemed to have been delivered to the Company until regionally or nationally recognized independent inspectors of elections certify to the Company that a majority of requests have been received from Requisite Holders. The shareholders' Meeting Request must state, among other things, the purpose for which such special meeting is to be held. A special meeting called at the request of shareholders must be held at a date not less than 10 and not more than 60 days after the record date for the special meeting, as designated by the Board. If the Board fails to designate a date for the special meeting within five business days after receiving a valid Meeting Request from the Requisite Holders, then such meeting shall be held on the 90th day after the date of delivery of the Meeting Request from the Requisite Holders and the record date for the meeting shall be the 60th day before the meeting. The Board may set a record date for the special meeting which is not later than 20 business days after the date of delivery of the valid Meeting Request from the Requisite Holders and set a meeting not less than 10 days and not more than 60 days after such record date.

     To nominate an individual for election to the Board or bring any other business before an annual meeting of shareholders of the Company, a shareholder must provide notice to the Company not later than 60 nor earlier than 90 days prior to the first anniversary of the prior annual meeting, unless the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from such anniversary. The shareholder's notice must include information regarding the shareholder, any matters to be brought before the meeting and any directors to be nominated at the meeting.

     To nominate an individual for election to the Board, the shareholder must deliver a written notice to the Company not earlier than the earlier of (1) the delivery of the request described in Section 5(b) of Article II of the By-Laws and (2) 90 days prior to such special meeting and not later than the close of business on the later of (a) the 60th day prior to such special meeting and (b) the 10th day following the day on which the Company first makes a public announcement of the date of such special meeting at which directors may be nominated. Such written notice must set forth all of the information that would be required to be set forth in a notice of a shareholder seeking to nominate an individual for a directorship or bring other business before an annual meeting of shareholders.

     On June 11, 1997, in connection with the Original Danaher Proposal, the Company received a letter (the "Danaher Meeting Request") on behalf of Bidder and its affiliates requesting a special meeting of shareholders, at which, among other things, Bidder would seek a vote on the Danaher Proposals (as defined below), be called when Bidder had obtained consents from holders of a majority of the outstanding shares of Common Stock. As the By-Laws were amended on June 23, 1997, counsel for the Company sent a copy of the By-Laws, as amended and restated to such date, to counsel for Danaher on June 24, and notified Danaher that the Company would treat the Danaher Meeting Request as a Record Date Request at such time as the Danaher Request is supplemented by the information required by the By-Law Amendments. To date, such supplemental information has not been provided.

                             THE DANAHER PROPOSALS

     The Danaher Solicitation is seeking Agent Designations in order to call a special meeting of shareholders to consider and vote upon the following proposals (the "Danaher Proposals"): (i) the amendment of the Company's By-Laws to increase the size of the Board from 9 to 19, (ii) the election of 10 nominees of Danaher (the "Danaher Nominees") as directors of the Company (who would then constitute a majority of the Board), (iii) the repeal of any By-Laws or amendments thereto adopted by the Company after December 21, 1989 and prior to the effectiveness of the foregoing proposals, (iv) any proposals made in respect of actions taken that could impede, delay or make more costly to Danaher or DH Holdings Corp., a Delaware corporation and a wholly owned subsidiary of Danaher, the acquisition of the Company or any of its securities or assets or gaining control of the Company, including through the election of a majority of the Board and (v) the transaction of such other business as may properly come before such special meeting or any adjournment or postponement thereof.

                                   REVOCATION

     Either a GOLD Agent Designation Card or a WHITE Revocation of Agent Designation Card may be revoked by filing with the Secretary of the Company a written notice of revocation. Such written revocation may be in any form, but must be signed and dated and must clearly express your intention to revoke your previously executed Gold Agent Designation Card or White Revocation of Agent Designation Card. Any written notice revoking an Agent Designation should be sent to the Company c/o Georgeson & Company, Inc., Wall Street Plaza, New York, New York 10005. Your latest dated card will supersede any earlier dated card, except that a WHITE Revocation of Agent Designation Card will be inoperative and of no effect if delivered after the date, if any, as of which the requisite number of Shareholders of Record as of the Request Record Date (if any) have requested that a special meeting be held in accordance with the By-Laws. See "Procedures for Calling Special Meetings."

                               OTHER INFORMATION

     On July 9, 1997, Danaher and Bidder filed a suit encaptioned Danaher Corporation and PQR Acquisition Corp. v. Exide Electronics Group, Inc., et al. (C.A. No. 15796) in the Court of Chancery of the State of Delaware, New Castle County, against the Company and the members of the Board. The complaint alleges, among other things, that the defendants have refused and will refuse to deal in good faith with Danaher in negotiating an acquisition of the Company by Bidder and have taken certain actions in response to Danaher's expressions of interest in such an acquisition, which conduct is alleged to be in breach of the fiduciary duties of the Board to Shareholders. In particular, the complaint alleges that the Board acted in violation of its fiduciary duties in amending the By-Laws to provide for certain time periods with respect to any stockholder call for a special meeting. The complaint seeks as relief, among other things,
(i) to compel redemption of the Rights, (ii) to compel the Board to render the Delaware Takeover Statute inapplicable to the proposed acquisition in connection with the Danaher Offer, (iii) to compel the Board to call a special meeting of shareholders at an unspecified future date, (iv) to enjoin the Board from taking any action that would impede or interfere with the Danaher Offer or the exercise by Exide's shareholders of their franchise and (v) to enjoin the Board from taking any actions inconsistent with their fiduciary obligations to Exide's shareholders.

     On July 9, 1997, a purported class action encaptioned Rima Spielman v. Exide Electronics Group, Inc., et al. (C.A. No. 15800) was commenced in Delaware Chancery Court against the Company and the members of the Board (the "Shareholder Action"). The Shareholder Action was purportedly brought on behalf of the public shareholders of the Company. The complaint alleges, among other things, that (i) the defendants have refused to take the steps necessary to maximize shareholder value, including properly considering the Danaher Offer,
(ii) by purportedly failing and refusing to take such steps, including adequately considering the Danaher Offer, the defendants have breached their fiduciary duty to the plaintiff and the public shareholders and are using their fiduciary positions of control to thwart others in their legitimate attempts to acquire the Company and (iii) the members of the Board have purportedly attempted to entrench themselves in their positions with the Company by instituting amendments to the By-Laws on June 23, 1997 (the "By-Law Amendments"). The Shareholder Action seeks as relief, among other things, (i) to require the directors to cooperate with any person or entity, including Danaher, having a bona fide interest in proposing any transaction that would maximize shareholder value, including a merger or acquisition of the Company, (ii) to enhance the value and attractiveness of the Company as a merger/acquisition candidate, (iii) to take all appropriate steps to create an active auction of the Company and (iv) to have the By-Law Amendments declared void.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of July 22, 1997, all directors and executive officers who are the beneficial owners of the Common Stock of the Company and such beneficial ownership by all executive officers and directors as a group:

                                  COMMON STOCK

                                         SHARES OF          OPTIONS AND WARRANTS
         NAME AND ADDRESS OF            COMMON STOCK         EXERCISABLE WITHIN         PERCENT OF
           BENEFICIAL OWNER                (1)(2)                60 DAYS(1)           COMMON STOCK(3)
--------------------------------------  ------------        ---------------------     ---------------
Conrad A. Plimpton....................      259,836(4)              17,000(8)                2.5%
James A. Risher.......................      269,090                 70,103(9)                3.0%
Lance L. Knox.........................      139,890                 17,000(8)                1.4%
Ralf R. Boer..........................        2,500(5)               1,500(8)                  *
Wayne L. Clevenger....................       10,000                 17,000(8)                  *
Ron E. Doggett........................        8,000                 12,000(8)                  *
James E. Fowler.......................        1,250                  5,750(8)                  *
David J. McLaughlin...................        4,300                 14,500(8)                  *
Stig G. Stendahl......................           --(5)               1,500(8)                  *
Chiaki Tanaka.........................           --(6)              12,000(6)(10)              *
Marty R. Kittrell.....................       38,314                 34,603(11)                 *
Warren J. Johnson.....................       13,812                  9,552(12)                 *
William J. Raddi......................      115,000                 29,500(9)                1.3%
Mark A. Ascolese......................       38,142                 23,500(13)                 *
Nicholas J. Costanza..................       35,828                 15,817(14)                 *
Alden R. Schnaidt.....................       30,000                 18,750(15)                 *
Herman G. P. Metzler..................       29,733                 11,750(16)                 *
All Executive Officers and Directors
  as a Group (17 persons).............      995,695(4)(7)          311,825                  11.5%

---------------
  *  Less than 1%.

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

 (2) Does not include options and warrants to purchase shares of Common Stock which are listed separately under the next column "Options and Warrants Exercisable Within 60 Days."

 (3) The numerator in this calculation includes the shares of Common Stock plus options and warrants exercisable within 60 days held by the beneficial owner. The denominator includes 10,061,793 shares of Common Stock plus 1,000,000 shares of Series G Preferred Stock on an as-converted basis plus the options and warrants of the beneficial owner exercisable within 60 days.

 (4) Includes 2,300 shares held by custodian for the Conrad A. Plimpton SERP Trust.

 (5) Does not include the 825,000 shares of Common Stock or the 1,000,000 shares of Series G Convertible Preferred Stock held by Fiskars. Messrs. Boer and Stendahl have shared voting power over any such shares and disclaim beneficial ownership of such shares.

 (6) Does not include 595,273 shares of Common Stock which were acquired July 1, 1995, upon conversion of the Series D and E Preferred held by JSB. Mr. Tanaka, as an officer of JSB, has shared voting and investment power over such shares and disclaims beneficial ownership of such shares. Mr. Tanaka did not seek re-election as director when his current term expired in February 1997.

 (7) Does not include 50,000 shares of Common Stock currently owned by JSB or 595,273 shares of Common Stock which were acquired upon conversion of the Series D and E Preferred Stock held by JSB.

     Mr. Tanaka, as an officer of JSB, has shared voting and investment power over such shares and disclaims beneficial ownership of such shares. Does not include 825,000 shares of Common Stock or the 1,000,000 shares of Series G Convertible Preferred Stock held by Fiskars. Messrs. Boer and Stendahl have shared voting power over any such shares and disclaim beneficial ownership of such shares.

 (8) Does not include an option to purchase 4,500 shares of Common Stock which is not exercisable within 60 days after July 22, 1997.

 (9) Does not include an option to purchase 20,000 shares of Common Stock which is not exercisable within 60 days after July 22, 1997.

(10) Does not include an option to purchase 1,500 shares of Common Stock which is not exercisable within 60 days after July 22, 1997.

(11) Does not include an option to purchase 25,000 shares of Common Stock which is not exercisable within 60 days after July 22, 1997.

(12) Does not include an option to purchase 15,500 shares of Common Stock which is not exercisable within 60 days after July 22, 1997.

(13) Does not include an option to purchase 24,500 shares of Common Stock which is not exercisable within 60 days after July 22, 1997.

(14) Does not include an option to purchase 14,062 shares of Common Stock which is not exercisable within 60 days after July 22, 1997.

(15) Does not include an option to purchase 20,250 shares of Common Stock which is not exercisable within 60 days after July 22, 1997.

(16) Does not include an option to purchase 8,250 shares of Common Stock which is not exercisable within 60 days after July 22, 1997.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, all persons known by the Company to be the beneficial owners of more than 5% of any class of the voting securities of the Company. The information set forth below is based on beneficial ownership information contained in the most recent Schedule 13D, 13F or 13G filed on behalf of such holder or on information furnished by the holder to the Company.

                                  COMMON STOCK

                                                                  AMOUNT AND
                                                                  NATURE OF       PERCENT OF
                         NAME AND ADDRESS                         BENEFICIAL        COMMON
                        OF BENEFICIAL OWNER                      OWNERSHIP(1)     STOCK(2)(3)
    -----------------------------------------------------------  ------------     -----------
    Fiskars Oy Ab..............................................    1,825,000(4)       16.5%
      Mannerheimintie 14 A
      FIN-00100
      Helsinki, Finland
    Massachusetts Mutual Life Insurance........................    1,146,789(5)       10.4%
      1295 State Street
      Springfield, MA 01111
    Duquesne Enterprises, Inc. ................................    1,058,750           9.6%
      Grant Building, Suite 240
      Pittsburgh, PA 15219
    Dimensional Fund Advisors..................................      682,726           6.2%
      1299 Ocean Avenue
      Santa Monica, CA 90401
    Japan Storage Battery Co., Ltd. ...........................      645,273           5.8%
      1 Inobaba-cho
      Nishinosho Kisshoin
      Minami-ku
      Kyoto, Japan

---------------
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Assumes conversion of 1,000,000 shares of the Series G Convertible Preferred Stock issued to Fiskars, which have the same voting rights as shares of the Common Stock.

(3) The denominator in this calculation includes 10,061,793 shares of Common Stock outstanding as of July 22, 1997, plus 1,000,000 shares of Series G Convertible Preferred Stock on an as-converted basis.

(4) Includes 825,000 shares of Common Stock and 1,000,000 shares of Series G Convertible Preferred Stock which have the same voting rights as shares of the Company's Common Stock.

(5) Massachusetts Mutual Life Insurance Company ("MMLI"), MassMutual Corporate Investors ("MMCI"), and MassMutual Participation Investors ("MMPI") own 802,752, 229,358 and 114,679 shares of Common Stock of the Company, respectively. On July 21, 1997, each of MMLI, MMCI and MMPI filed with the Commission a notice of proposed sale of shares of Common Stock to sell 725,900 shares, 207,400 shares and 103,700 shares, respectively.

                      SERIES G CONVERTIBLE PREFERRED STOCK

                                                                    AMOUNT AND
                                                                    NATURE OF      PERCENT OF
                           NAME AND ADDRESS                         BENEFICIAL     PREFERRED
                         OF BENEFICIAL OWNER                        OWNERSHIP        STOCK
    --------------------------------------------------------------  ----------     ----------
    Fiskars Oy Ab.................................................  1,000,000 (1)      100%
      Mannerheimintie 14 A
      FIN-00100
      Helsinki, Finland

---------------
(1) The person named in the table has sole voting and investment power with respect to all shares of Preferred Stock of the Company shown as beneficially owned by it.

         SOLICITATION OF REVOCATIONS OF APPOINTMENT -- COST AND METHOD

     The cost of the solicitation of revocations of agent designations will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit revocations of agent designations by mail, in person, by telecommunication or by other electronic means. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's revocations of agent designations materials to, and obtaining instructions relating to such materials from, beneficial owners of the Common Stock and the Preferred Stock.

     The Company has retained Georgeson to assist the Company in connection with this solicitation of revocations of agent designations. The Company has also retained Georgeson to assist the Company in connection with its communication with its Shareholders with respect to, and to provide other services to the Company in connection with, the Danaher Offer and possible alternative strategic transactions involving the Company. Georgeson may contact Shareholders by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee Shareholders to forward this Statement Soliciting Revocations of Appointments of Designated Agents and the enclosed White Revocation of Agent Designation Card. Georgeson will receive reasonable and customary compensation for its services and reimbursement of out-of-pocket expenses in connection therewith.

     The Company has retained Lazard Freres as its financial advisor with respect to this solicitation, the Danaher Offer and possible alternative strategic transactions involving the Company. Pursuant to the agreement between the Company and Lazard Freres, dated July 12, 1997, the Company agreed to pay Lazard Freres (i) a financial advisory retainer fee of $400,000, and (ii) an additional fee of $3,600,000 payable upon the earlier of (a) completion of a Transaction (as defined below) and (b) October 1, 1997 with respect to 50% of such amount, and April 1, 1998 with respect to the remainder of such amount. A "Transaction" is defined as the sale of the Company, an interest in the Company or a subsidiary or division of the Company to another corporation or other business entity, which transaction takes the form of a merger or a sale of assets or equity securities or other interests, or a recapitalization of the Company. Lazard Freres' engagement may be terminated by either the Company or Lazard Freres at any time; provided, however, that in the case of termination by the Company and any expiration of the agreement with Lazard Freres, Lazard Freres will be entitled to full payment of the fees described in this paragraph.

     The Company also has agreed to reimburse Lazard Freres for its reasonable out-of-pocket expenses, including fees and expenses of its legal counsel, and to indemnify it against certain expenses and liabilities if incurred in connection with its engagement, including liabilities arising under the federal securities laws.

     The Company has retained Edelman Public Relations Worldwide ("Edelman") to assist the Company in connection with its communication with its Shareholders with respect to this solicitation, the Danaher Offer and possible alternative strategic transactions. Edelman will receive reasonable and customary compensation for its services and reimbursement of out-of-pocket expenses in connection therewith.

                             SHAREHOLDER PROPOSALS

     Any shareholder who desires to present a proposal to be considered at the Company's next Annual Meeting may do so, provided that such shareholder satisfies the eligibility requirements established by the Commission. To be considered for submission at the meeting, such proposal must have been received by the Company (addressed to the attention of the Secretary) not later than December 29, 1997. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Delaware and must otherwise conform to the applicable regulations of the Commission and the By-Laws.

     PLEASE SHOW YOUR SUPPORT FOR THE BOARD'S EFFORTS TO ACHIEVE MAXIMUM VALUE FOR YOUR SHARES BY COMPLETING, SIGNING AND DATING THE ENCLOSED WHITE REVOCATION OF AGENT DESIGNATION CARD AND RETURNING IT PROMPTLY TO EXIDE ELECTRONICS GROUP, INC. C/O GEORGESON & COMPANY, INC. IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

     IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ADDITIONAL INFORMATION CONCERNING THIS STATEMENT OR THE DANAHER OFFER, PLEASE CONTACT GEORGESON & CO., INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005, (212) 440-9800 (COLLECT) OR (800) 223-2064 (TOLL-FREE).

                                   IMPORTANT

1. If your shares are registered in your own name(s), please sign, date and promptly mail the enclosed WHITE REVOCATION OF AGENT DESIGNATION CARD, using the postage-paid envelope provided.

2. If you have previously signed and returned a gold appointment of designated agents card to Danaher, you have every right to change your mind. Only your latest dated card will count. You may revoke any earlier card returned to Danaher by signing, dating and mailing the enclosed WHITE REVOCATION OF AGENT DESIGNATION CARD in the postage-paid envelope provided.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE REVOCATION OF AGENT DESIGNATION CARD with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE REVOCATION OF AGENT DESIGNATION CARD in the postage-paid envelope provided. You should also contact the person responsible for your account and give instructions for a WHITE REVOCATION OF AGENT DESIGNATION CARD to be issued representing your shares.

4. After signing the enclosed WHITE REVOCATION OF AGENT DESIGNATION CARD, do not sign any other cards. Rather, discard any gold appointment of designated agents cards sent to you by Danaher.

5. Even if you have not previously signed and returned any such gold appointment of designated agents card to Danaher, you may send a WHITE REVOCATION OF AGENT DESIGNATION CARD to the Company, which will have no legal effect but would assist us in monitoring the progress of the Danaher Solicitation.

     If you have any questions about giving your revocation of appointment or require assistance, please contact:


                           GEORGESON & COMPANY, INC.
                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005
                            (212) 440-9800 (COLLECT)
                          (1-800) 223-2064 (TOLL-FREE)

                                  [WHITE CARD]

              REVOCATION OF APPOINTMENT OF DESIGNATED AGENTS CARD
                                 FOR HOLDERS OF
            COMMON STOCK AND SERIES G CONVERTIBLE PREFERRED STOCK OF

                         EXIDE ELECTRONICS GROUP, INC.

         THIS REVOCATION OF AGENT DESIGNATION IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                                       OF

                         EXIDE ELECTRONICS GROUP, INC.

                      IN OPPOSITION TO THE SOLICITATION BY
                            DANAHER CORPORATION AND
                          PQR ACQUISITION CORPORATION

     The undersigned, acting with respect to all shares of Common Stock, par value $.01 per share (the "Common Stock"), of Exide Electronics Group, Inc. (the "Company"), and all shares of Series G Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company, hereby revokes any previously executed appointment of designated agents requesting the demand for a special meeting described in the Solicitation Statement of Danaher Corporation or PQR Acquisition Corporation.

     PLEASE SIGN, DATE AND MAIL THIS CARD TODAY. IF YOU NEED ASSISTANCE, PLEASE CALL GEORGESON & COMPANY, INC. COLLECT AT (212) 440-9800 OR TOLL-FREE AT (800) 223-2064.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU SIGN, DATE AND MAIL THIS CARD TODAY AND THEREBY REVOKE ANY AGENT DESIGNATION THAT YOU MAY HAVE GIVEN TO DANAHER.

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This revocation card revokes appointments of designated agents with respect to all shares of Common Stock and Preferred Stock held in all capacities.

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature, if jointly held

                                          --------------------------------------
                                          Title

                                          --------------------------------------
                                          Date